UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2021 (April 28, 2021)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On April 28, 2021, Laureate Education, Inc. (the “Company”) was notified that the Civil Division of the United States Department of Justice (the “DOJ”), on behalf of the United States, had filed a Notice of Election to Decline Intervention with respect to a civil qui tam action filed by third-party relators against Walden University and the Company. It was this action that had prompted the DOJ’s examination of Walden University’s Masters of Science in Nursing program. The DOJ’s investigation into this matter has now concluded. Further, as previously disclosed by the Company, the Higher Learning Commission (“HLC”) had informed Walden University that a public “Governmental Investigation” designation would be assigned to Walden University due to the DOJ inquiry; such designation became effective on November 9, 2020. Walden University currently is pursuing with the HLC the removal of this designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: April 29, 2021